Exhibit 5.1

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Foster Swift Collins & Smith PC

313 S. Washington Square

Lansing MI 48933

January 26, 2016

XG Sciences, Inc.

3101 Grand Oak Drive

Lansing, MI 48911

Ladies and Gentlemen:

We have acted as special counsel to XG Sciences, Inc., a Michigan corporation (the “Company”), with respect to this opinion letter in connection with the registration statement on Form S-1(File Number 333-_____) that the Company filed with the Securities and Exchange Commission on October 27, 2015 and amended on November 24, 2015 and the date of this letter (as amended, the “Registration Statement”), including the prospectus that is part of the Registration Statement.

The Registration Statement registers the offer and sale under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 6,784,442 shares (the “Stock”) of the Company’s common stock. The Stock includes up to 2,000,000 shares of the Company’s new-issue common stock that the Company may sell to the general public. The Stock includes up to 4,784,442 shares of the Company’s common stock that certain selling shareholders (the “Selling Shareholders”) may sell to the general public (the “Selling Shareholder Shares”). The Selling Shareholder Shares are composed of: (i) 836,544 shares of currently issued and outstanding common stock (the “Selling Shareholder Common Shares”); (ii) up to 31,625 shares of common stock that are issuable upon the exercise of warrants that the Company previously issued to certain Selling Shareholders (the “Selling Shareholder Warrant Shares”); (iii) up to 3,376,299 shares that are issuable upon the conversion of shares of the series A convertible preferred stock that the Company previously issued to certain Selling Shareholders (the “Selling Shareholder Series A Shares”); and (iv) up to 539,974 shares that are issuable upon the exchange of shares of the series B convertible preferred stock that the Company previously issued to certain Selling Shareholders (the “Selling Shareholder Series B Shares”).

In connection with this letter, we have examined and relied upon the following documents:

(1)	the Registration Statement;

(2)	the Company’s articles of incorporation as amended in the form certified by the Michigan Department of Licensing and Regulatory Affairs on January 12, 2016 (the “Articles”);

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XG Sciences, Inc.

January 26, 2016

(3)	the Company’s restated bylaws as amended in the form certified to us as of the date of this letter by the Company as being complete and in effect (the “Bylaws”);

(4)	minutes of meetings and actions by written consent of the Company’s board of directors and shareholders at which or pursuant to which the Articles and the Bylaws were approved;

(5)	minutes of meetings and actions by written consent of the Company’s board of directors and shareholders pursuant to which the sale and issuance of the Stock and related matters were adopted and approved, including approvals of agreements and other documents pursuant to which the Selling Shareholder Shares were issued or are issuable;

(6)	the agreements and other documents pursuant to which the Selling Shareholder Shares were issued or are issuable;

(7)	the Company’s shareholder agreement dated as of March 18, 2013, as modified by the letter dated January 15, 2014 among the Company and certain Selling Shareholders (the “Shareholder Agreement”);

(8)	the stock records certified to us by the Company as of the date of this letter, which certify (a) the number of the Company’s issued and outstanding shares of capital stock (including the Company’s common stock, series A convertible preferred stock, and series B convertible preferred stock), (b) the number of Selling Shareholder Warrant Shares issuable upon exercise of the underlying warrants, (c) the number of Selling Shareholder Series A Shares issuable upon conversion of the Company’s outstanding series A convertible preferred stock, (d) the number of Selling Shareholder Series B Shares issuable upon exchange of the Company’s outstanding series B convertible preferred stock, (e) the number of shares of common stock issuable upon exercise of the Company’s outstanding options in connection with the Company’s 2007 Stock Option Plan (the offer and sale of which are excluded from registration under the Registration Statement), (f) the number of shares of common stock reserved for future issuance under the Company’s 2007 Stock Option Plan (the offer and sale of which are excluded from registration under the Registration Statement), and (g) the number of shares of common stock issuable upon exercise of the Company’s outstanding warrants (the offer and sale of which are excluded from registration under the Registration Statement);

(9)	a certificate of good standing issued by the Michigan Department of Licensing and Regulatory Affairs dated January 12, 2016, which certifies that the Company was duly incorporated and in good standing under the laws of the State of Michigan as of that date;

(10)	the form of joinder agreement to be signed by each purchaser of Stock pursuant to which the purchaser will agree to become a party to and to be bound by the Shareholder Agreement; and

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XG Sciences, Inc.

January 26, 2016

(11)	an opinion certificate addressed to us and dated as of the date of this letter executed by the Company and certifying certain matters (the “Opinion Certificate”).

For purposes of this letter, we have assumed and express no opinion regarding: (1) the authenticity and completeness of documents submitted to us as originals, (2) the conformity to originals and completeness of documents submitted to us as copies, (3) the legal capacity of persons executing documents, (4) the absence of any undisclosed termination, modification, breach, waiver, or amendment of any document, and (5) the due authorization, execution, and delivery of any document reviewed by us where due authorization, execution, and delivery are prerequisites to its effectiveness. As to certain matters, we have relied upon the Opinion Certificate and have not sought to independently verify such matters.

We have further assumed that, and express no opinion regarding that, at or prior to the time of an offer or sale of a share of Stock: (1) the Registration Statement will have been declared effective under the Securities Act, (2) the Registration Statement will apply to the offer and sale, (3) the Registration Statement will not have been modified or rescinded, (4) there will not have occurred any change in law or fact affecting the validity of the offer or sale, and (5) any applicable requirements of the Shareholder Agreement with respect to the offer and sale, including any issuance of Stock by the Company, will have been satisfied.

Our Opinions in paragraphs (3) and (5) below are based on the assumption that each Series B Unit (as defined in the Registration Statement) will be exchanged for two shares of the Company’s common stock in accordance with the terms of the Certificate of Designations of Series B Convertible Preferred Stock (as set forth in the Articles).

Our Opinion in paragraph (4) below is based on the assumption that each share of the Company’s series A convertible preferred stock will be converted into 1.875 shares of the Company’s common stock in accordance with the terms of the Second Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock (as set forth in the Articles).

Based on the assumptions and subject to the qualifications in this letter, it is our opinion that (our “Opinion”):

(1)	up to 2,000,000 shares of the Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, will be legally issued, fully paid, and non-assessable;

(2)	the outstanding 836,544 Selling Shareholder Common Shares are legally issued, fully paid, and non-assessable;

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XG Sciences, Inc.

January 26, 2016

(3)	up to 31,625 Selling Shareholder Warrant Shares, when issued in accordance with the terms of the applicable warrants for the stated consideration, will be legally issued, fully paid, and non-assessable;

(4)	up to 3,376,299 Selling Shareholder Series A Shares, when issued upon the conversion of the underlying shares of series A convertible preferred stock into the Company’s common stock in accordance with the terms of the Second Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock (as set forth in the Articles), will be legally issued, fully paid, and non-assessable; and

(5)	up to 539,974 shares of the Selling Shareholder Series B Shares, when issued upon the exchange of the underlying shares of series B convertible preferred stock for the Company’s common stock in accordance with the terms of the Certificate of Designations of Series B Convertible Preferred Stock (as set forth in the Articles), will be legally issued, fully paid, and non-assessable.

We render our Opinion only as of the date of this letter with respect to the Michigan Business Corporation Act and to the extent required by Item 601(b)(5) of Regulation S-K under the Securities Act. We express no opinion regarding the application or effect of any other laws, the contents of the Registration Statement, or any other matter. We assume no obligation to update our Opinion.

We consent to the use of this letter as an exhibit to the Registration Statement and to references to us in the Registration Statement.

Very truly yours,